Exhibit 2.1(4)

                  TUSCARAWAS AMBULATORY SURGERY CENTER, L.L.C.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT


                             Dated: October 1, 2005




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                THE L.L.C.  UNITS  REPRESENTED BY THIS OPERATING  AGREEMENT HAVE
        NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE OHIO SECURITIES LAW, OR SIMILAR LAWS OR ACTS OTHER STATES IN RELIANCE UPON EXEMPTION UNDER THOSE ACTS. THE SALE OR THE DISPOSITION OF THE UNITS IS RESTRICTED AS STATED IN THIS OPERATING AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE L.L.C. RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT
        REGISTRATION  UNDER THE  SECURITIES  ACT OF 1933,  AS  AMENDED,  AND ANY
        APPLICABLE STATE SECURITIES ACTS AND LAWS BY ACQUIRING THE UNITS REPRESENTED BY THIS OPERATING AGREEMENT, THE MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS UNITS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

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                                TABLE OF CONTENTS
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                                                                                                               Page
ARTICLE I.            DEFINITIONS................................................................................1

         1.1      Definitions....................................................................................1
         1.2      Additional Terms...............................................................................8


ARTICLE II.           ORGANIZATION...............................................................................8

         2.1      Formation......................................................................................8
         2.2      Adoption of Agreement..........................................................................8
         2.3      Name...........................................................................................8
         2.4      Registered Agent and Principal Place of Business...............................................8


ARTICLE III.          PURPOSE AND POWERS.........................................................................8

         3.1      Purpose........................................................................................8
         3.2      Powers.........................................................................................9


ARTICLE IV.           CAPITAL....................................................................................9

         4.1      Capital Contributions..........................................................................9
         4.2      Additional Contributions. No Member shall be required to make any additional Capital
                  Contributions..................................................................................9
         4.3      No Interest or Right to Withdraw...............................................................9
         4.4      Unit Ownership.................................................................................9


ARTICLE V.            ALLOCATION OF INCOME AND LOSSES; CASH DISTRIBUTIONS........................................9

         5.1      Profits and Losses.............................................................................9
         5.2      Special Allocations...........................................................................10
         5.3      Curative Allocations..........................................................................11
         5.4      Other Allocation Rules........................................................................12
         5.5      Tax Allocations; Code Section 704(c)..........................................................12
         5.6      Allocations in Case of Assignment.............................................................12
         5.7      Distribution of Available Cash Flow...........................................................13
         5.8      Distributions From Liquidations...............................................................13
         5.9      Consequences of Distributions.................................................................13
         5.10     Modification..................................................................................13


ARTICLE VI.           RIGHTS AND DUTIES OF MEMBERS..............................................................13

         6.1      Rights and Duties.............................................................................13
         6.2      Liability of Members..........................................................................13
         6.3      Meetings......................................................................................14
         6.4      Waiver of Notice..............................................................................14
         6.5      Voting........................................................................................14
         6.6      Quorum........................................................................................14
         6.7      Action at Meetings............................................................................14
         6.8      Informal Action by Members....................................................................14
         6.9      Member Approval...............................................................................14
         6.10     Supermajority Approval........................................................................15
         6.11     Admission of New Members......................................................................16
         6.12     No Agreement to Refer.........................................................................16

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ARTICLE VII.          MANAGERS..................................................................................16

         7.1      General Powers and Duties.....................................................................16
         7.2      Number; Appointment...........................................................................16
         7.3      Removal and Resignation.......................................................................17
         7.4      Vacancy.......................................................................................17
         7.5      Meetings......................................................................................17
         7.6      Wavier of Notice..............................................................................17
         7.7      Quorum;  Action at Meetings...................................................................17
         7.8      Information Action by Managers................................................................17
         7.9      Bylaws........................................................................................17
         7.10     Limitation of Authority of Managers...........................................................18
         7.11     Medical Advisory Committee....................................................................18
         7.12     Related Party Transactions....................................................................18


ARTICLE VIII.         ACCOUNTING, BOOKS AND BANK ACCOUNTS.......................................................18

         8.1      Accounting Period.............................................................................18
         8.2      Books.........................................................................................18
         8.3      Bank Accounts.................................................................................18
         8.4      Reports and Financials........................................................................18


ARTICLE IX.           INDEMNIFICATION...........................................................................19

         9.1      Authority to Indemnify........................................................................19
         9.2      Limitations on Authority to Indemnify.........................................................19
         9.3      Mandatory Indemnification.....................................................................19
         9.4      Advances for Expenses.........................................................................19
         9.5      Court Ordered Indemnification.................................................................19
         9.6      Determination and Authorization of Indemnification............................................20
         9.7      Insurance.....................................................................................20
         9.8      Nonexclusive Right............................................................................20


ARTICLE X.            TAX MATTERS...............................................................................21

         10.1     Tax Matters Member............................................................................21
         10.2     Tax Matters Handled by LLC....................................................................21
         10.3     Partnership for Tax Purposes Only.............................................................21


ARTICLE XI.           TRANSFER RESTRICTIONS AND PURCHASE OPTION.................................................21

         11.1     Transfer Restrictions.........................................................................21
         11.2     Required Transfer of Member's Interest........................................................23
         11.3     Government Regulation.........................................................................25
         11.4     Payment of Purchase Price of Member's Unit....................................................26
         11.5     Additional Members............................................................................27
         11.6     Free Transferability..........................................................................27
         11.7     Change of Control of Hospital.................................................................27
         11.8     Optional Call Rights of Hospital..............................................................28
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ARTICLE XII.          DISSOLUTION AND WINDING UP OF THE LLC'S EXISTENCE.........................................28

         12.1     Term..........................................................................................28
         12.2     Dissolution...................................................................................28
         12.3     Dissolution Procedures........................................................................29
         12.4     Distribution on Dissolution...................................................................29


ARTICLE XIII.         GENERAL PROVISIONS........................................................................29

         13.1     Notices.......................................................................................29
         13.2     Integration...................................................................................29
         13.3     Applicable Law................................................................................29
         13.4     Severability..................................................................................29
         13.5     Binding Effect................................................................................29
         13.6     Amendment.....................................................................................29
         13.7     Compliance with Laws..........................................................................30

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                                      iii
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                  TUSCARAWAS AMBULATORY SURGERY CENTER, L.L.C.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

         THIS AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of October 1, 2005, by and between Union Hospital, an Ohio nonprofit corporation (the "HOSPITAL") and certain individuals who are listed on EXHIBIT A attached hereto (each an "INDIVIDUAL INVESTOR" and together with the Hospital and such other Persons who may become Members under the terms of this Agreement, now or in the future, the "MEMBERS" and each, a "Member").

                              W I T N E S S E T H:

         WHEREAS, the Members or their predecessors originally formed the LLC under and pursuant to the Act (as defined below) on March 28, 1997, to conduct certain business as a limited liability company, and set forth their mutual rights and obligations in that certain Operating Agreement dated May 1, 1998, as amended by that certain First Amendment effective May 31, 2002 (the "ORIGINAL OPERATING AGREEMENT");

         WHEREAS, the Hospital and those Individual Investors identified on the signature page hereof desire to amend and restate the terms and conditions of the Original Operating Agreement all as more particularly set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertaking hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. As used herein the following terms shall have the indicated meanings. Terms not otherwise defined herein shall have the meaning set forth in Act.

                  1.1.1 "ACT" means the Ohio Limited Liability Company Act, Chapter 1705 Ohio Revised Code, in effect on the date hereof and as may be hereafter amended.

                  1.1.2 "AFFILIATE" with respect to any individual or Entity, means any individual other Entity directly or indirectly controlling, controlled by, or under control with such individual or Entity.

                  1.1.3 "AGREEMENT" means this Amended and Restated Operating Agreement dated October 1, 2005, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

                  1.1.4  "ARTICLES  OF  ORGANIZATION"   means  the  Articles  of
Organization of the LLC filed with the Secretary of State of the State of Ohio, as amended from time to time.

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                  1.1.5 "ASSIGN" means to make an Assignment.

                  1.1.6 "ASSIGNMENT" means any transfer, alienation, sale, conveyance, assignment or other disposition of all of any of any Member's Units in the LLC, including without limitation any gift, bequest, devise, hypothecation, mortgage, lien, pledge, encumbrance, granting of a security interest or any transfer by operation of law.

                  1.1.7 "AVAILABLE CASH FLOW" means all cash, revenues and funds received by the LLC, less the sum of the following to the extent paid or set aside by the LLC:

                           (i)  All   principal   and   interest   payments   on
indebtedness of the LLC and all other sums paid to lenders;

                           (ii) All cash expenditures incurred incidental to the
normal operation, of the LLC's business; and

                           (iii) Such  financial  reserves as the Managers  deem
reasonably necessary to the proper operation of the LLC's business.

                  1.1.8 "BANKRUPTCY" means, with respect to any Person, a "Voluntary Bankruptcy" or an "involuntary Bankruptcy." A "VOLUNTARY BANKRUPTCY" means, with respect to any person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief; or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "INVOLUNTARY BANKRUPTCY" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety
(90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

                  1.1.9 "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained in accordance with the following provisions:

                           (i) To each Member's  Capital  Account there shall be
credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.1 or Section 5.2 hereof, and the amount of any LLC liabilities assumed by such Member or which are secured by any Property distributed to such Member;

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                           (ii) To each Member's  Capital Account there shall be
debited the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which axe specially allocated pursuant to Section 5.1 or Section 5.2 hereof, and the amount of any liabilities of such Member assumed by the LLC or which are secured by any property contributed by such Member to the LLC.

                           (iii) In determining  the amount of any liability for
purposes of Sections 1.1.9(i) and 1.1.9(ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the LLC or the Members), are computed in order to comply with such Treasury Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XII hereof upon the dissolution of the LLC. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of LLC capital reflected on the LLC's balance sheet, as computed for book purposes in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

                  1.1.10 "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the LLC with respect to the Units held by such Member pursuant to the terms of this Agreement. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the LLC by the maker of the note (or a Person related to the maker of the note within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(C)) shall not be included in the Capital Contribution of any Member until the LLC makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(d)(2).

                  1.1.11 "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  1.1.12  "LLC  MINIMUM  GAIN"  has  the  meaning   ascribed  to
"partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  1.1.13 "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

                  1.1.14 "ENTITY" means any corporation, partnership, trust, limited liability company, or other entity.

                  1.1.15 "FINANCIAL RIGHTS" means the right to share in profits, losses and distributions of the LLC and the right to receive interim and liquidation distributions of the LLC.

                  1.1.16 "FISCAL YEAR" means (i) the period commencing on the effective date of this Agreement and ending on December 31, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or
(iii) any portion of the period described in clause (ii) for which the LLC is required to allocate Profits, Losses, and other items of LLC income, gain, loss, or deduction pursuant to Article V hereof.

                  1.1.17 "GOVERNANCE RIGHTS" means all of each Member's rights as a Member in the LLC other than Financial Rights and the right to assign such Financial Rights.

                  1.1.18 "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i)  The  initial  Gross  Asset  Value  of any  asset
contributed by a Member to the LLC shall be the gross fair market value of such asset, as determined by the Members;

                           (ii) The Gross Assets  Values of all LLC assets shall
be adjusted to equal their respective gross fair market values as of the following times: (a) the admission of an additional Member pursuant to Article XI hereof; and (b) the liquidation of the LLC within the meaning of Treasury Regulations Section l.704-1(b)(2)(ii)(g).

                           (iii)  The  Gross   Asset  Value  of  any  LLC  asset
distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Members; and

                           (iv) The Gross  Asset  Values of LLC assets  shall be
increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(M) and Sections 1.1.18(iv) and 5.2(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.1.18(iv) to the extent the Members determine that an adjustment pursuant to Section 1.118(ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.1.18(iv).

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                  If the Gross  Asset Value of an asset has been  determined  or
adjusted  pursuant  to  Section  1.1.18(i),   Section  1.1.18(ii),   or  Section
1.1.18(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  1.1.19 "INDIVIDUAL INVESTORS" means (a) individuals who are licensed physicians who are Members of the LLC, who are practicing in the State of Ohio and who have staff privileges at JCAHO or AOA accredited hospital and who either have or are capable of obtaining clinical privileges and medical staff membership at the Surgery Center and (b) such other individuals approved pursuant to this Agreement.

                  1.1.20 "ISSUANCE ITEM" has the meaning set forth in Section 5.2(g).

                  1.1.21 "LLC" means Tuscarawas Ambulatory Surgery Center, L.L.C., an Ohio limited liability company.

                  1.1.22 "MANAGEMENT AGREEMENT" means an agreement between the LLC and a Management Company for the management of the Surgery Center by such Management Company, including without limitation, the Orion HealthCorp, Inc. Management Agreement between the LLC and Orion HealthCorp, Inc. entered into October 1, 2005 simultaneously herewith.

                  1.1.23 "MANAGEMENT COMPANY" means an unrelated third-party professional management company specializing in the management of ambulatory surgery centers.

                  1.1.24 "MANAGERS" means those persons appointed as Managers (whether Hospital Managers, Non-Hospital Managers or the Management Company Manager) of the LLC from time to time pursuant to Section 7.2 hereof.

                  1.1.25 "MEMBER NONRECOURSE DEBT" has the meaning ascribed to "partner nonrecourse debt" as set forth in 1.704-2(b)(4) of the Treasury Regulations.

                  1.1.26 "MEMBER NONRECOURSE MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the LLC Minimum Gain that Would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with 1.704-2(i)(3) of the Treasury Regulations.

                  1.1.27  "MEMBER   NONRECOURSE   DEDUCTIONS"  has  the  meaning
ascribed to "partner nonrecourse deductions" as set forth in ss. 1.704-2(i)(I) and 1.704-2(i)(2) of the Treasury Regulations.

                  1.1.28 "MEMBERS" means those Persons set forth on EXHIBIT A attached hereto as may be hereafter amended, together with any additional Members admitted pursuant to the provisions of this Agreement.

                  1.1.29 "MEMORANDUM" means the Private Offering Memorandum dated September 26, 1997, offering one hundred (100) Units in the LLC to Investors.

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                  1.1.30 "NON-HOSPITAL MANAGERS" means the Managers elected from time to time by the Individual Investors pursuant to Section 7.2 hereof.

                  1.1.31 "NONRECOURSE DEDUCTIONS" has the meaning set forth in 1.704-2(b)(1) of the Treasury Regulations.

                  1.1.32 "NONRECOURSE LIABILITY" has the meaning set forth in 1.704-2(b)(3) of the Treasury Regulations.

                  1.1.33   "PERSON"   means   any    individual,    partnership,
corporation, trust, or other entity.

                  1.1.34 "PROFIT" and "LOSSES" means, for each Fiscal Year, an amount equal to the LLC's taxable, income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the LLC that is exempt from federal
income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.1.33 shall be added to such taxable income or loss;

                           (ii) Any  expenditures  of the LLC  described in Code
705(a)(2)(B) or treated as Code 705(a)(2)(B) expenditures pursuant to Treasury Regulations 1.704-1(b)(2)(iv)(i), and not otherwise, taken into account in computing Profits or Losses pursuant to this Section 1.1.33 shall be subtracted from such taxable income or loss;

                           (iii) In the event the Gross  Asset  Value of any LLC
asset is adjusted pursuant to Section 1.1.18(iv) or 1.1.18(iii) hereto, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting  from any  disposition of
Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs its Gross Asset Value;

                           (v) In lieu of the  depreciation,  amortization,  and
other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with Section 1.1.16 hereof; and

                           (vi) To the extent an  adjustment to the adjusted tax
basis of any LLC asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section l.704-1(b)(2)(iv)(M)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the LLC, the amount of such adjustment shell be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                           (vii)  Notwithstanding  any other  provision  of this
Section 1.1.33,  any items which are specifically  allocated pursuant to Section
5.2 hereof shall not be taken into account in computing Profits or Losses.

                  1.1.35 "PROPERTY" means all real and personal property acquired or leased by the LLC and any improvements thereto, and shall include both tangible and intangible property.

                  1.1.36  "REGULATORY  ALLOCATIONS" has the meaning set forth in
Section 5.3.

                  1.1.37 "RESPONSIBLE PERSON" has the meaning given to such term in Section 9.1.

                  1.1.38 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar law then in effect.

                  1.1.39 "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  1.1.40 "SPECIAL CONSENT OF THE INDIVIDUAL INVESTORS" shall mean the written consent or approval of a majority of the Individual Investors, without regard to whether they represent a majority of the total number of Individual Investor Units in the LLC then issued and outstanding; and such consent shall not be unreasonably withheld by any one of the Individual Investors.

                  1.1.41 "SUCCESSOR" means a Member's executor, administrator, guardian, conservator, other legal representative, or successor,

                  1.1.42 "SURGERY CENTER" means the ambulatory surgery center located in Dover, Ohio, owned and operated by the LLC.

                  1.1.43 "TAX MATTERS MEMBER" has the meaning given such terms in Section 10.1 hereof.

                  1.1.44 "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, assignment, exchange, lease, mortgage, charge, hypothecation, pledge or other conveyance or encumbrance, including any transfer by law or otherwise and as a verb, voluntarily or involuntarily to transfer, sell, assign, exchange, lease, mortgage, charge, hypothecate, pledge or otherwise to convey or encumber,

                  1.1.45 "TREASURY REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time, including corresponding provision of succeeding regulations.

                  1.1.46 "UNITS" means ownership interests in the LLC. One Hundred Twenty Three (123) Units are authorized to be issued by the LLC.

         1.2 ADDITIONAL TERMS. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" or "including" shall be deemed to be followed by the phrase "without limitation." All references to Articles and Sections shall be deemed references to Articles and Sections of this Agreement, unless the context shall otherwise require. All references herein to Exhibits shall be deemed to be references to the Exhibit(s) attached to this Agreement. The terms "this Agreement," "hereof," "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. The conjunction "or" shall be understood in its inclusive sense (and/or).

                                  ARTICLE II.
                                  ORGANIZATION

         2.1 FORMATION. On March 28, 1997, the LLC was formed by the filing of Articles of Organization with the Secretary of State of the State of Ohio.

         2.2 ADOPTION OF AGREEMENT. The Members hereby adopt this Agreement as the operating agreement of the LLC as the term "Operating Agreement" is used in the Act, to set forth the rules, regulations and provisions regarding the management of the business of the LLC, the governance of the LLC, the conduct of its business and the rights and privileges of its Members.

         2.3 NAME. The name of the LLC shall be Tuscarawas Ambulatory Surgery Center, L.L.C. The LLC may adopt and conduct its business under such assumed or trade names as the Managers may, from time to time, determine. The LLC shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

         2.4 REGISTERED AGENT AND PRINCIPAL PLACE OF BUSINESS. The Registered Agent and Registered Office of the LLC shall be William Harding at 659 Boulevard, Dover, Ohio 44622. The principal place of business of the LLC shall be located at 320 Oxford Street, Dover, Ohio 44622 and may be changed to such other place as the Members may, from time to time, determine.

                                  ARTICLE III.
                               PURPOSE AND POWERS

         3.1 PURPOSE. The purpose of the LLC shall be to develop and to own an ambulatory surgery center in Dover, Ohio, and to engage in any and all lawful business for which limited liability companies may be organized under the Act. The purpose of the LLC is to provide health care in a charitable manner (consistent with the community benefit standards set forth in Section 501(c)(3) of the Internal Revenue Code). If there is a conflict between charitable objectives and profit maximization when the Members are making a particular decision, charitable operation will prevail over profit maximization. The LLC may not engage in activities that would jeopardize the tax-exempt status of the Hospital.

         3.2 POWERS. The LLC may exercise all powers necessary or convenient to carry out its business and affairs and to effectuate the purposes set forth in
Section 3.1 hereof, which may be legally exercised by limited liability companies under the Act.

                                   ARTICLE IV.
                                     CAPITAL

         4.1 CAPITAL CONTRIBUTIONS. The capital contributed by each Member is set forth on the books of the LLC.


         4.2 ADDITIONAL  CONTRIBUTIONS.  No Member shall be required to make any
additional   Capital   Contributions.   A  Member   may  make  such   additional
contributions as may be approved from time to time by the Members.

         4.3 NO INTEREST OR RIGHT TO WITHDRAW. No Member shall have the right to demand the return of, or otherwise withdraw, its or his Capital Contribution, or to receive any specific property of the LLC, except as specifically provided in this Agreement. No Member shall have the right to demand and receive property other than cash in return for its or his Capital Contributions. No interest shall be paid on Capital Contributions or on balances in the Capital Accounts.

         4.4 UNIT OWNERSHIP. Each Member shall be credited with the Capital Contributions set forth on the books of the LLC. The amounts of Capital Contributions shall be appropriately amended to reflect changes in such amounts as a result of any additional Capital Contributions by Members pursuant to
Section 4.2 hereof, any withdrawals or reduction in Capital Contributions, any changes in the ownership of the Units of the LLC, or any Assignments of Units. EXHIBIT A shall set forth the Unit ownership, addresses and Capital Accounts of each Member and such exhibit shall be amended from time to time to reflect any changes to the information contained therein.

                                   ARTICLE V.
               ALLOCATION OF INCOME AND LOSSES; CASH DISTRIBUTIONS

         5.1 PROFITS AND LOSSES. After giving effect to the Special Allocations set forth in Sections 5.2 and 5.3 hereof, Profits and Losses for any Fiscal Year (other than Profits and Losses from the sale of all or substantially all of the assets of the LLC) shall be allocated among the Members pro rata in accordance with each Member's Unit ownership in the LLC. After giving effect to the Special Allocations set forth in Sections 5.2 and 5.3 hereof, Profits and Losses resulting from the sale of all or substantially all of the assets of the LLC shall first be allocated among the Members in such a fashion that the Capital Account of each Member is equal on a per Unit basis. In the event that such profits and losses are insufficient to accomplish the foregoing, such profits and losses shall be allocated among the Members in the same proportion as the differential for each Member bears to the total differential for all Members. Remaining profits and losses, if any, shall be allocated among the Members pro rata in accordance with each Member's Unit ownership in the LLC. If the number of Units held by any Member changes during any Fiscal Year, Profits and Losses for each month shall be allocated among the Members its proportion to the number of Units each Member holds as of the first day of such month, and each Member's share of Profits and Losses for such Fiscal Year shall be equal to the sum of his share of the Profits and Losses for each month during the Fiscal Year.

         5.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:


                  (a) MINIMUM GAIN CHARGEBACK.  Except as otherwise  provided in
         Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in LLC Minimum Gain during any LLC Fiscal Year, each Member shall be specially allocated items of LLC income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in LLC Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704.2(j)(2) of the Treasury Regulations. This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

                  (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any LLC Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and l.704.2(j)(2) of the Treasury Regulations. This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

                  (c) QUALIFIED INCOME OFFSET. Notwithstanding the above, any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), shall be allocated items of income or gain (including gross income if necessary) in an amount and manner sufficient to eliminate any deficit created in such Member's Capital Account (to the extent it exceeds such Member's obligation to restore such deficit) as quickly as possible. The provisions of this
         Section 5.2(c) are intended to comply with the provisions of Treasury Regulation Section 1.704-1(b), including any amendments or successive regulations thereto and shall be so interpreted.

                  (d) CODE SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(M)(2) or Treasury Regulations
         Section 1.704-1(b)(2)(iv)(M)(4), to be taken - - - - into account in determining Capital Accounts, as a result of a distribution to a Member in complete liquidation of his Membership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Members in accordance with their interests in the LLC in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or the Members to whom such distribution was made in the event that - Treasury Regulations Section 1.704-1(b)(2)(iv)(M)(4) applies. - -

                  (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members in accordance with their Unit ownership in the LLC.

                  (f) MEMBER  NONRECOURSE  DEDUCTIONS.  Any  Member  Nonrecourse
         Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations
         Section 1.704-2(1).

                  (g) ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF MEMBERSHIP INTERESTS. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the LLC to a Member (the "ISSUANCE ITEMS") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocation under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

         5.3 CURATIVE ALLOCATIONS. The allocations set forth in Sections 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.2(e), and 5.2(f) hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of LLC income, gain, loss or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provision of this Section 5.3 (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of LLC income, gain, loss or deduction in whatever manner they determine appropriate so that, after such of offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all LLC items were allocated pursuant to Sections 5.1 and 5.2(g). In exercising their discretion under this Section 5.3, the Members shall take into account future Regulatory Allocations under Sections 5.2(a) and 5.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.2(e) and 5.2(f).

         5.4 OTHER ALLOCATION RULES.

                  (a) The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of LLC income and loss for income tax purposes.

                  (b) For purposes of determining the Profits, Losses, or any other items allocable. to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Code
         Section 706 and the Treasury Regulations thereunder.

                  (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the LLC within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Members' interest in LLC profits shall be allocated to the Members in accordance with their Unit ownership in the LLC.

                  (d) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Members shall endeavor not to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt.

         5.5 TAX  ALLOCATIONS;  CODE SECTION  704(C).  In  accordance  with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1.18(i) hereof).

         In the event the Gross Asset Value of any LLC asset is adjusted pursuant to Section 1.1.18(ii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

         5.6 ALLOCATIONS IN CASE OF ASSIGNMENT. Profits and Losses allocable to any Member whose Units in the LLC have been Assigned, in whole or in part, during any fiscal year, shall be shall be allocated among the Persons who were the holders of such Units during such year in proportion to their respective holding periods, without separate determination of the results of LLC operations during such periods. Profits or Losses attributable to a sale or other disposition of all or any portion of the assets of the LLC shall be allocated to those Members who were Members at the time of the occurrence of the disposition giving rise to such Profits or Losses.

         5.7 DISTRIBUTION OF AVAILABLE CASH FLOW. Except in connection with liquidation of the LLC, the LLC may, but is not obligated to, make current distributions out of Available Cash Flow as the Managers, in their sole discretion, may determine. Distributions, if any, shall be made to the Members as follows:

                  (a) Available Cash Flow from operations shall be distributed to the Members in accordance with their Unit ownership in the LLC.

                  (b) Available Cash Flow from sale of all or substantially all of the assets of the LLC shall be distributed in proportion to the positive Capital Account balances of all Members.

         5.8 DISTRIBUTIONS FROM LIQUIDATIONS. Upon liquidation of the LLC, assets remaining after payment of all LLC debts and obligations in accordance with the Act shall be distributed in proportion to the positive Capital Account balances of all Members, after allocation of Profits or Losses for the year of the liquidation in accordance with Sections 5.1, 5.2 and 5.3. The Members shall not be obligated to contribute cash or any other asset to the LLC to make up deficits in the Capital Account balances of Members either during the term of the LLC or upon liquidation.

         5.9 CONSEQUENCES OF DISTRIBUTIONS. Upon the determination to distribute, remit or pay funds in any manner expressly provided in this Article V, made in good faith, the Members shall incur no liability on account of such distribution, even though such distribution may have resulted in the LLC retaining insufficient funds for the operation of its business, which insufficiency resulted in loss to the LLC or necessitated the borrowing of funds by the LLC.

         5.10 MODIFICATION. The Managers, without the consent of the Members, may modify the provisions of this Article V or any other provisions of this Agreement if, after consultation with counsel to the LLC, the Managers mutually determine that such modification is necessary to (a) cause the allocations contained in this Article V to have substantial economic effect or otherwise be respected the Federal Income Tax purposes under Section 704 of the Code; (b) cause the allocation of Profits and Losses under Section 5.1 to conform, in accordance with the requirements of Section 704 of the Code, to the distributions provided in Section 5.7; or (c) cause the provisions of the Agreement to comply with any applicable legislation, regulation rule enacted or promulgated after the date of this Agreement, which change is necessary to enable the LLC to carry out its purposes in the manner contemplated by this Agreement. Any such amendment shall be so as to cause the least significant deviation from the provisions of this Agreement as originally set forth.

                                  ARTICLE VI.
                          RIGHTS AND DUTIES OF MEMBERS

         6.1 RIGHTS AND DUTIES. The Members shall have such rights and duties as are provided in this Agreement and the Act.

         6.2 LIABILITY OF MEMBERS. Except as otherwise set forth in the act, the Members shall not be liable under a judgment, decree or order of a court, or in any manner, for any debt, obligation or liability of the LLC.

         6.3 MEETINGS. Any Member or Members holding not less than ten percent (10%) of the Units of the LLC or any two (2) or more of the Managers may call a meeting of the Members. The Person calling the meeting may designate any place within Tuscarawas County, Ohio for any meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty
(60) days before the meeting.

         6.4 WAIVER OF NOTICE. Member may waive notice required by this Article VI or the Act either before or after a meeting by providing to the LLC a written waiver which shall be placed in the LLC's records; provided, however, attendance by a Member at a meeting is a waiver of notice of that meeting, except where the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         6.5 VOTING. Except as otherwise provided in this Agreement, each Member shall have one vote per Unit.

         6.6 QUORUM. A quorum shall be present at a meeting of the Members if Members holding fifty percent (50%) or more of the Units are represented at the meeting in person or by proxy.

         6.7 ACTION AT MEETINGS. Unless otherwise provided by law or this Agreement, the affirmative vote of Members holding a majority of the Units present in person or by proxy at a meeting at which a quorum is present shall constitute the act of the Members. At all meetings of the Members, a Member may vote by proxy executed in writing by the Member or by the Members duly authorized attorney in fact. The proxy shall be filed with the LLC before or at the time of the meeting. A Member may participate at any meeting by means of a communication device pursuant to which all Members participating may simultaneously hear each other.

         6.8 INFORMAL ACTION BY MEMBERS. The Members may take any action without a meeting if a consent in writing, setting forth the action so taken and waiving the right to act at a meeting, is signed by all of the Members.

6.9 MEMBER APPROVAL. Without the prior written consent or approval of the Members holding a majority of the Units of the LLC, the Managers of the LLC may not cause the LLC to do any of the following:

                  (a) adopt any annual or long-term operating or capital budget;

                  (b) obtain any debt financing which in the aggregate would cause the indebtedness of the LLC to exceed one hundred thousand dollars ($100,000.00);

                  (c) incur any non-budgeted capital expenditures in excess of one hundred thousand dollars ($100,000.00);

         (d) submit a claim or liability of the LLC to arbitration or reference.

         (e) merge the LLC with or consolidate the LLC into any other entity;

                  (f) assign the property of the LLC in trust for creditors or on the assignee's promise to pay the debts of the LLC;

         (g) dispose of the goodwill of the business of the LLC;

                  (h) do any other act that would make it impossible to carry on the ordinary business of the LLC;

                  (i) confess a judgment against the LLC;

                  (j) increase the number of authorized Units; or

                  (k) with regards to any subsidiary of the LLC: amend its articles of organization or operating agreement; merge or consolidate it into another entity; sell, assign or otherwise transfer all or substantially all of its assets in one or more related transactions; assign its property in trust for creditors or on the assignee's promise to pay its debts; dispose of the goodwill of its business; do any act that would make it impossible to carry on its ordinary business; or confess a judgment against it.

         A Member or Members holding a majority of the Units of the LLC may at any time vote to take any action described in this Section 6.9, in which case the Managers shall carry out any action so approved.

         6.10 SUPERMAJORITY APPROVAL. Without the prior written consent or approval of Members holding eighty percent (80%) of the Units of the LLC the Managers of the LLC may not cause the LLC to:

                  (a) amend the LLC's Articles of Organization;

                  (b) amend this Agreement in any manner (except as provided in Section 5.10);

                  (c) sell, assign or otherwise transfer all or substantially all of the LLC's assets in one or more related transactions;

                  (d) (i) enter into, terminate, amend, assign or otherwise transfer any Management Agreement with a Management Company (as further described in Section 7.1), or (ii) appoint, elect and/or approve any Management Company for purposes of rendering professional management services to the LLC; or

                  (e) relocate the Surgery Center.

A Member or Members holding eighty percent (80%) of the Units of the LLC may at any time vote to take any action described in this Section 6.10, in which case the Managers shall carry out any action so approved.

         6.11 ADMISSION OF NEW MEMBERS. Without the prior written consent of the Hospital and the Special Consent of the Individual Investors, neither the Managers nor any agent of the LLC may cause the LLC to add new Members or sell Units to new physicians to become Individual Investors (as further set forth in Section 11.5).

         6.12 NO AGREEMENT TO REFER. The Members hereby agree as follows:

                  (a) No Member shall, under any circumstances, be required to refer, arrange for the referral, or recommend the referral of patients to the Surgery Center;

                  (b)  No   compensation,   in  the  form  of  distributions  or
         otherwise, shall be paid to any Member in any manner that takes into account the volume or value of referrals made by such Member;

                  (c) All clinical decisions made by Individual Investors who are physicians shall be made solely on the basis of sound medical judgment and shall not take into account the Individual Investors' ownership interest in the LLC;

                  (d) No prospective investor shall be admitted as a Member in the LLC on any basis that takes into account the volume, or value of referrals which might reasonably be expected to come from such prospective investor.

                                  ARTICLE VII.
                                    MANAGERS

         7.1 GENERAL POWERS AND DUTIES. The LLC's business and affairs shall be managed by and be under the direction of its Managers, including approval of budgets, incurring capital expenditures, incurring indebtedness, subject to such limitations as are set forth in the Act or this Agreement, including without limitation, Sections 6.9 and 6.10. A Manager need not be a resident of the State of Ohio. The Managers as such shall not receive any compensation for their services, but the LLC may provide for reimbursement to Managers for all reasonable and necessary expenses incurred in attending meetings of the Managers. The Members may delegate such authority and responsibility as they deem to be in the best interests of the LLC to agents of the LLC and subject to
Section 6.10 shall enter into a Management Agreement upon such terms as the Members shall deem appropriate. Such agreement shall not have a term longer than five years and shall require the Management Company to operate the Surgery Center in conformance with the LLC's charitable purposes. Failure to comply with this requirement shall be included as a basis for termination and/or non-renewal. If the management fee is based on a percentage of revenues, the fee shall be based on collections, so long as the Management Company does not limit charitable care improperly or engage in inappropriate collection practices. The management fee should be validated as fair market value as to methodology and amount. All of the decisions under the Management Agreement to be made by the LLC shall be made by and be under the direction of its Managers, unless said decision necessitates Member approval pursuant to Section 6.9 or 6.10.

         7.2 NUMBER; APPOINTMENT. The LLC shall have seven (7) members on its Board of Managers, four (4) appointed by the Hospital (the "HOSPITAL MANAGERS") and three (3) elected by the Individual Investors (the "NON-HOSPITAL MANAGERS"). In addition, one (1) ex-officio, non-voting Manager shall be appointed by the Management Company (the "MANAGEMENT COMPANY MANAGER"). The Non-Hospital Managers shall be elected annually by an affirmative vote of a majority of the Individual Investors.

         7.3 REMOVAL AND RESIGNATION. Only the Hospital may remove the Hospital Managers, with or without cause, only the Individual Investors may remove the Non-Hospital Managers, with or without cause, and the Management Company may remove the Management Company Manager, with or without cause. A Manager may resign at any time by giving a written resignation to the LLC and the Member or Members which appointed such Manager.

         7.4 VACANCY. A vacancy created by removal, death, incapacity or resignation or by any other reason may be filled only by appointment by the Member or Members which elected such Manager, such that only the Hospital may fill a vacancy with respect to the Hospital Managers appointed by the Hospital, only the Individual Investors may fill a vacancy with respect to the Non-Hospital Managers elected by the Individual Investors, and the Management Company may fill a vacancy with respect to the Management Company Manager upon consultation with the Hospital Managers and the Non-Hospital Managers.

         7.5 MEETINGS. Meetings of the Managers may be called by any two (2) Managers by giving at least two (2) days' written notice to the other Managers of the date, time, place and purpose of the meeting. The meeting must be held within Tuscarawas County, Ohio. Participation at any meeting may be by any means of communication pursuant to which all Managers participating may simultaneously hear each other.

         7.6 WAVIER OF NOTICE.  A Manager may waive any notice  required by this
Article VII or the Act before or after the date and time stated in the notice. Except as set forth in the following sentence, the waiver must be in writing, signed by the Manager entitled to the notice and filed with the minutes or other records of the LLC. A Manager's attendance at or participation in a meeting waives any required notice to him of the meeting unless the Manager at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         7.7 QUORUM; ACTION AT MEETINGS. A quorum shall be present at a meeting of the Managers if at least three (3) Hospital Managers and two (2) Non-Hospital Managers are present at the meeting. Unless otherwise provided by the Act or this Agreement, the affirmative vote of a majority of the Managers present at a meeting in which quorum is present, with each Manager having one vote, shall constitute the act of the Managers.

         7.8 INFORMATION ACTION BY MANAGERS. Any action may be taken without a meeting if a consent in writing, setting forth the action so taken and waiving the right to act at a meeting, is signed by all of the Managers.

         7.9 BYLAWS. The Managers may from time to time adopt bylaws that are not inconsistent with the Articles of Organization or this Agreement and that are for the regulation of the Members, the Managers or any other matter affecting the management of the LLC, including, but not limited to, books and records of account, minutes of proceedings, meetings, requirements for notices of meetings, computation of time for notice, method of giving notice and officers.

         7.10 LIMITATION OF AUTHORITY OF MANAGERS. The authority of the Managers is limited by Sections 6.9 and 6.10 of this Agreement.

         7.11 MEDICAL ADVISORY COMMITTEE. The LLC shall establish a Medical Advisory Committee comprised of six (6) Individual Investors who are physicians appointed by the Managers and one (1) physician appointed by the Hospital. The Medical Advisory Committee will be responsible for developing utilization, peer review and quality assurance standards for the Surgery Center, reviewing utilization of Surgery Center services and generally making recommendations to the Managers regarding the services provided at the Surgery Center.

         7.12 RELATED PARTY TRANSACTIONS. The LLC may enter into transactions and agreements with its Members and their Affiliates provided that the terms of such transactions and agreements are approved by the Managers and are no less favorable to the LLC that would be available if negotiated on an arm's-length basis with an independent third party.

                                 ARTICLE VIII.
                       ACCOUNTING, BOOKS AND BANK ACCOUNTS

         8.1 ACCOUNTING PERIOD. The annual accounting period of the LLC shall end on December 31. The books of the LLC shall be kept on the accrual method of accounting in accordance with generally accepted accounting principles.

         8.2 BOOKS. Full and accurate records of all transactions of the LLC shall be kept by the Managers in proper books of account, computerized accounting systems or electronic data storage. Said records shall be kept at all times in the principal executive office of the LLC or such other place as mutually agreed upon by the Managers. Each Member and Manager shall at all times have access to and may inspect any and all said records.

         8.3 BANK ACCOUNTS. An account or accounts in the name of the LLC shall be maintained in such bank or banks as the Managers may from time to time select. All monies and funds of the LLC, and all instruments for the payment of money to the LLC, shall, when received, be deposited in said bank account or accounts, or prudently invested in marketable securities or other negotiable instruments. All checks, drafts and orders upon said account or accounts shall be signed in the LLC's name by such Person or Persons as the Managers may from time to time determine. A safety deposit box may be kept in the name of the LLC if the Managers shall so elect and access to such safety deposit box shall be permitted upon the signature of such Person or Persons as the Managers may from time to time authorize.

         8.4 REPORTS AND FINANCIALS. The LLC shall prepare financial statements at least quarterly that include a balance sheet as of the end of the reporting period and an income statement for such period. The LLC shall deliver such reports as may be required from time to time by applicable Ohio law.

                                  ARTICLE IX.
                                 INDEMNIFICATION

         9.1 AUTHORITY TO INDEMNIFY. The LLC may indemnify any person made a party to a proceeding, because such Person is or was a Manager, Member, partner, officer, employee or agent of the LLC (a "RESPONSIBLE PERSON"), against liability incurred in the proceeding if the Responsible Person satisfies the following standard of conduct: (a) the Responsible Person's conduct was in good faith and the Responsible Person reasonably believed (i) that his or her conduct was in the best interest of the LLC or (ii) that his or her conduct was at least not opposed the LLC's best interest, and (b) in the case of any criminal proceeding, the Responsible Person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Responsible Person did not satisfy the foregoing standard of conduct.

         9.2 LIMITATIONS ON AUTHORITY TO INDEMNIFY. Except as to court-ordered indemnification as proved in Section 9.5, the LLC may not indemnity a Responsible Person in connection with a proceeding by or in the right of the LLC in which the Responsible Person was adjudged liable for negligence or misconduct in the performance of his duty to the LLC.

         9.3 MANDATORY INDEMNIFICATION. The LLC shall indemnify a Responsible Person who is or was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such Responsible Person was a party because he or she is or was a Responsible Person of the LLC against reasonable expenses incurred in connection with the proceeding.

         9.4 ADVANCES FOR EXPENSES. The LLC may pay for or reimburse the reasonable expenses of a Responsible Person who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the Responsible Person furnishes to the LLC's a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct set forth in Section 9.1;
(b) the Responsible Person furnishes to the LLC a written undertaking (which shall be an unlimited general obligation of the Responsible Person but need not be secured and may be accepted by the LLC without reference to financial ability to repay), executed personally on his or her behalf, to repay the advance if it is ultimately determined that he or she is not entitled to indemnification; and
(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article IX.

         9.5 COURT ORDERED INDEMNIFICATION. A Responsible Person of the LLC who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application for indemnification, the court, after giving any notice the court considers necessary, may order indemnification if it determines: (a) the Responsible Person is entitled to mandatory indemnification as set forth in
Section 9.3, in which case the court shall also order the LLC to pay the Responsible Person's reasonable expenses incurred to obtain court ordered indemnification; or (b) the Responsible Person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not the Responsible Person has satisfied the standard of conduct set forth in Section
9.1 or was adjudged liable as set forth in Section 9.2, but if adjudged so liable indemnification is limited to reasonable expense incurred by the Responsible Person.

         9.6 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. Except as to court-ordered indemnification as provided in Section 9.5, the LLC may not indemnify a Responsible Person under Section 9.1 unless authorized in the specific case after a determination has been made that indemnification of the Responsible Person is permissible in the circumstances because the Responsible Person has satisfied the standard of conduct set forth in Section 9.1. The determination shall be made: (a) by the majority vote of a quorum of the Managers consisting of Managers who were not and are not at the time parties to or threatened to be made parties to the proceeding; (b) by independent legal counsel selected by a majority vote of a quorum of disinterested Managers other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the LLC or any person to be indemnified within the past five years; or (c) by the Members holding a majority of the Units of the LLC, provided that the Units owned by or voted under the control of Members who are at the time parties to the proceeding may not vote on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible as provided in this Section 9.6, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 9.6(b) to select special legal counsel.

         9.7 INSURANCE. The LLC may purchase and maintain insurance on behalf of an individual who is or was a Responsible Person, Manager, employee, independent contractor or agent of the LLC or who, while a Responsible Person, Manager, employee, independent contractor or agent of the LLC, is or was serving at the request of the LLC as a responsible Person, manager, employee, independent contractor, agent, partner or trustee of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual's status as a Responsible Person, Manager, employee, independent contractor or agent of the LLC whether or not the LLC would have the power to indemnify such individual against the same liability as provided in Sections 9.1, 9.2 or 9.3 hereof.

         9.8 NONEXCLUSIVE RIGHT. The indemnification and advancement of expenses granted pursuant to, or provided by this Article IX shall not be deemed exclusive of any other rights to which a Responsible Person seeking indemnification or advancement of expense may be entitled, whether contained in this Article IX, the Articles of Organization of the LLC, in the Act, in a resolution of the Members, or an agreement providing for such indemnification; provided, however, that no indemnification may be made to or on behalf of any Responsible Person if a judgment or other final adjudication adverse to the Responsible Person establishes his or her liability: (a) for any breach of duty of loyalty to the LLC or its Members; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
(c) for any liability for wrongful distributions incurred under the Act.

         Nothing in this Section 9.8 shall affect any rights to indemnification to which LLC's personnel, other than Responsible Persons, may be entitled by contract or otherwise under law. This Section 9.8 does not limit the LLC's power to pay or reimburse expenses incurred by a Responsible Person in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been named defendant or respondent to the proceeding.

                                   ARTICLE X.
                                   TAX MATTERS

         10.1 TAX MATTERS MEMBER. The Tax Matters Member of the LLC within the meaning of Section 6231(a)(7) of the Code shall be the Hospital; provided, however, that if such Person would not be treated as a party to the proceeding within the meaning of Section 6226(c) and (d) of the Code for any taxable year involved in a partnership proceeding, then the Tax Matters Member for such year shall be the Person designated by the Members who would be treated as a party to the proceeding for such year.

         10.2 TAX MATTERS HANDLED BY LLC. The LLC shall have full authority to negotiate with, to conclude agreements with or to refuse to agree with federal and state taxing authorities as to the taxable income of the LLC for any taxable period and any determination of such taxable income shall be binding upon the Members, each of which individually shall be liable to pay any additional tax, interest, and penalties or entitled to receive any refund and interest resulting from such determination. The LLC shall not be responsible for any loss or damage to any Member as a result of any such determination or failure to arrive at a determination. The LLC may also make such elections including, without limitation, an election under Section 754 of the Code, as the Members may determine.

         10.3 PARTNERSHIP FOR TAX PURPOSES ONLY. The Members have formed the LLC under the Act and expressly do not intend hereby to form a partnership (except insofar as the LLC may be treated as a partnership for tax purposes only). The Members do not intend to be partners as to one another or partners as to any third party.

                                  ARTICLE XI.
                    TRANSFER RESTRICTIONS AND PURCHASE OPTION

         11.1 TRANSFER RESTRICTIONS.

                  11.1.1 Except as provided in Section  11.1.2,  Section 11.1.5,
Section 11.2, Section 11.6 and Section 11.7, no Member may Transfer, voluntarily or involuntarily, in whole or in part, its Units without the prior written consent of the Managers, and any attempt to do so shall be void and of no force and effect, and shall constitute a breach of this Agreement. The Managers are not required to approve any Transfer and may in their sole discretion refuse to consent to a Transfer.

                  11.1.2  The  LLC  shall  not  recognize  for any  purpose  any purported Transfer of all or part of a Member's Units unless and until the other applicable provisions of this Article XI have been satisfied and the Managers shall have received, on behalf of the LLC, a document (i) which has been executed by both the Member effecting the Transfer (or if the Transfer is on account of the liquidation of the transferor, its representative) and the Person to which the Units are Transferred, (ii) which includes the notice address of the Person to be admitted to the LLC as a Member and such Person's agreement to be bound by this Agreement in respect of the Units obtained, (iii) which sets forth the Unit ownership after the Transfer of the Member effecting the Transfer and the Person to which the Units are Transferred, which together must total the Unit ownership of the Member effecting the Transfer, and (iv) which contains a representation and warranty that the Transfer was made in accordance with all applicable laws and regulations, including applicable federal and state securities laws and such other representation and warranties as the Managers may require. Each Transfer and, if applicable, admission complying with the provisions of this Section 11.1.2 is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Transfer and the other requirements of this Section 11.1.2 have been met.

                  11.1.3 In order for a Member to  Transfer  a Unit,  (i) either
(A) the Unit subject to the Transfer must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the LLC must receive a favorable opinion of the LLC's legal counsel or of other legal counsel acceptable to the LLC to the effect that the Transfer is exempt from registration under those laws, (ii) the LLC must receive a favorable opinion of the LLC's legal counsel or of other legal counsel acceptable to the LLC to the effect that the Transfer, when added to the total of all other sales, assignments, or other Transfers within the preceding twelve (12) months, would not result in the LLC's being considered to have terminated within the Code, and
(iii) the LLC must receive a favorable opinion of the LLC's legal counsel or of other legal counsel acceptable to the LLC to the effect that the Transfer will not cause twenty-five (25) percent or more of the Units to be owned by Benefit Plan Investors, as defined by section 2510.3-101 of the Labor Department Regulations. The LLC may waive the requirements of this Section 11.1.3 upon the affirmative vote of the Managers.

                  11.1.4 The Member effecting a Transfer and any Person admitted to the LLC in connection therewith shall pay, or reimburse to the LLC, all reasonable costs incurred by the LLC in connection with the Transfer, including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 11.1.3, on or before the tenth (10th) day after receipt by that Person of the LLC's invoice for the amount due.

                  11.1.5 Except as otherwise provided in Section 11.6, at any time after two (2) years following the date of this Agreement, any Member who desires to sell all or any portion of such Member's Units in the LLC to any Person must first obtain from such Person a bona fide written offer to purchase such Units, stating both the terms and conditions upon which the purchase is to be made, including the consideration to be paid for such Units. The Member desiring to sell his Units must notify all of the Individual Investors of the intention to sell such Units, furnishing such Individual Investors a copy of the written offer to purchase such Units that the selling Member has received. The Individual Investors shall have the right to purchase all (but not less than all) of the Units proposed to be sold upon the same terms and conditions stated in the written offer. Each Individual Investor shall have the right to purchase Units in a proportion equal to such Individual Investor's Unit ownership in the LLC divided by the total Unit ownership in the LLC of all of the Individual Investors by notifying the selling Member of their intention to do so within fifteen (15) days after receipt of the written notice from the selling Member. If one or more of the Individual Investors gives written notice to the selling Member of an intention to exercise this right of first refusal and to purchase all of the selling Member's Units on the terms and conditions stated in the written offer, the Individual Investors have the right to designate the time, date and place of the closing, provided that the closing date is within sixty
(60) days after the receipt of the notification from the selling Member. In the event that some, but not all, of the Individual Investors decide to exercise this right of first refusal, each such Individual Investor shall be entitled to purchase the selling Member's Units in a proportion equal to such Individual Investor's Unit ownership in the LLC divided by the total Unit ownership in the LLC of all of the Individual Investors exercising the right of first refusal. If none of the Individual Investors notify the selling Member of an intention to exercise the right of first refusal within the fifteen (15) day period, then the Member desiring to sell his Units must notify the non-Individual Investor Members of the LLC of the intention to sell such Units, furnishing such non-Individual Investor Members a copy of the written offer to purchase such Units that the selling Member has received. The non-Individual Investor Members shall then have the right to purchase all (but not less than all) of the Units proposed to be sold upon the same terms and conditions stated in the written offer on a pro rata basis to such non-Individual Investor Members' Unit ownership in the LLC by notifying the selling Member of their intention to do so within fifteen (15) days after receipt of the written notice from the selling Member. If one or more of the non-Individual Investor Members gives written notice to the selling Member of an intention to exercise this right of first refusal and purchase all of the selling Member's Units on the terms and conditions stated in the written offer, the non-Individual Investor Members have the right to designate the time, date and place of closing, provided that the closing date is within sixty (60) days after the receipt of the notification from the selling Member. In the event that some, but not all, of the non-Individual Investor Member decide to exercise this right of first refusal, each such non-Individual Investor Member shall be entitled to purchase the selling Member's Units in a proportion equal to such non-Individual Investor Member's Unit ownership in the LLC divided by the total Unit ownership in the LLC of all of the non-Individual Investor Members exercising the right of first refusal. If none of the non-Individual Investor Members notify the selling Member within the fifteen (15) day period, then the right of first refusal terminates and the selling Member may sell such Units to the Person who made the bona fide offer, provided that the sale is on substantially the same terms as the written offer and the sale is consummated within sixty (60) days of the expiration of the right of first refusal.

         11.2   REQUIRED   TRANSFER  OF   MEMBER'S   INTEREST.   Under   certain
circumstances, a Member may be required to - Transfer his Unit.

                  11.2.1 Except as otherwise provided in Section 11.6 of this Agreement, upon the death or disability of any Individual Investor, in the event of a Bankruptcy of a Individual Investor, or if an Individual Investor ceases to qualify as an Individual Investor, as defined in Section 1.1.19 hereof, the estate of such Individual Investor or the Individual Investor, as the case may be, shall offer to sell such Individual Investor's Units as set forth below. The remaining Individual Investors shall have the first option to purchase all of the selling Individual Investor's Units in such proportion as the remaining Individual Investors shall determine in a written agreement to be developed and executed among the remaining Individual Investors by giving the selling Individual Investor or his or her estate notice of the remaining Individual Investors' intent to purchase such Units (the "ACCEPTANCE NOTICE") within thirty
(30) days following the death, disability, Bankruptcy or disqualification. The purchase price of the selling Individual Investor's Units shall be the fair market value of such Units determined by an independent appraiser. The selling Individual Investor or his or her estate and the remaining Members shall attempt to select a mutually-agreed upon appraiser to determine the fair market value of the selling Individual Investor's Units. In the event that the selling Individual Investor or his or her estate and the remaining Members cannot agree upon an independent appraiser to determine the fair market value of the selling Individual Investor's Units within fifteen (15) days following the date of the Acceptance Notice, then each party shall choose an independent appraiser within twenty (20) days following the date of the Acceptance Notice, and the appraisers so selected shall promptly select a third appraiser who shall determine the fair market value of the selling Individual Investor's Units. The selling Individual Investor or his or her estate and the remaining Individual Investors shall cause the third appraiser to deliver a final report regarding the appraised fair market value of the selling Individual Investor's Units within ninety (90) days following the death, disability, Bankruptcy or disqualification. The determination of the third appraiser as to the value of the selling Individual Investor's Units shall be binding on both the selling Individual Investor or his estate and the remaining Individual Investors. The costs of such appraisal shall be borne equally be the selling Individual Investor or his or her estate and the remaining Individual Investors. In the event the remaining Individual Investors do not give the Acceptable Notice to the selling Individual Investor or his or her estate within thirty (30) days following the date of the Sale Notice, then the LLC shall have the right to purchase all of the selling Individual Investor's Units at their fair market value, determined in accordance with the appraisal procedure described above.

                  11.2.2 For so long as a Member owns Units and for a period of two (2) years thereafter, each Member of the LLC agrees not to be, either directly or indirectly, an employee, director, creditor, consultant, equity owner or manager of any other ambulatory surgery facility or any health care facility competing with activities of Union Hospital (and not owned by Union Hospital) within the geographic area defined as the thirty-five (35) mile radius surrounding the Surgery Center. Notwithstanding the foregoing, the Members agree and acknowledge that the Hospital shall be permitted to continue to operate its outpatient surgery center, the Members shall be permitted to maintain their respective ownership interests in Tuscawaras Open MRI, L.P., and further, any Individual Investor may own, in such Member's professional office, an imaging or diagnostic modality of any type so long as such Member uses such equipment solely for their own patients and the Member does not accept referrals from other physicians solely for the performance of an imaging study or diagnostic modality utilizing such equipment. Nothing in this Section 11.2.2 is intended to prevent any Member from maintaining a professional physician office. All ventures or operations in existence as of the date of this Agreement are excluded from the scope of this Section 11.2.2. In the event a Member breaches this Section 11.2.2 of the Agreement, the LLC may, at the election of the Managers without requiring consent of the Members, require the Member to sell his Units in the LLC for fifty percent (50%) of the fair market value of the Units. No Hospital Managers may vote on a proposal to require a Member to sell as a result of a breach if the Hospital is the breaching Member. No Non-Hospital Manager may vote on a proposal to require a Member to sell as a result of a breach if such Non-Hospital Manager is the breaching Member. The fair market value of the Units shall be determined by an independent appraiser. The breaching Member and the LLC shall attempt to select a mutually-agreed upon appraiser to determine the fair market value of the Units. In the event the breaching Member and the LLC cannot agree upon an independent appraiser to determine the fair market value of the Units within fifteen (15) days following the date that the breaching Member receives written notice of its obligation to sell the Units because of such breach (the "BREACH NOTICE DATE"), then each party shall choose an independent appraiser within twenty (20) days following the Breach Notice Date and the appraisers so selected shall promptly select a third appraiser who shall determine the fair market value of the breaching Member's Units. The breaching Member and the LLC shall cause the third appraiser to deliver a final report regarding the appraised fair market value of the breaching Member's Units within ninety (90) days following the Breach Notice Date. The determination of the third appraiser as to the value of the breaching Member's Units shall be binding on both the breaching Member and LLC. The costs of such appraisal shall be borne equally by the breaching Member and LLC.

                  11.2.3 If an Individual Investor's Units, in whole or in part, are awarded to his or her spouse upon divorce, the divorcing Individual Investor shall have a first and prior right to purchase from the spouse the Units or portion thereof awarded to the spouse. If within sixty (60) days of the order or settlement agreement effecting such award, the divorcing Individual Investor is unable or unwilling to purchase such Units, then the recipient spouse (the "SPOUSE") shall sell the Units received upon receipt of written notice from the LLC of an obligation to sell such Units (the "SPOUSAL SALES NOTICE"), which notice shall be given promptly to LLC. If a Spouse's Units are to be sold, the remaining Individual Investors, excluding the divorced Individual Investor, shall have the first option to purchase all of the Spouse's Units in such proportion as the remaining Individual Investors shall determine in a written agreement to be developed and executed among the remaining Individual Investors by giving the Spouse notice of the remaining Individual Investors' intent to purchase such Units (the "SPOUSAL ACCEPTANCE NOTICE") within thirty (30) days following the date of the Spousal Sale Notice. The purchase price of the Spouse's Units shall be the fair market value of such Units determined by an independent appraiser. The spouse and the remaining Individual Investors shall attempt to select a mutually-agreed upon appraiser to determine the fair market value of the Spouse's Units. In the event that Spouse and the remaining Individual Investors cannot agree upon an independent appraiser to determine the fair market value of Spouse's Units within fifteen (15) days following the date of the Spousal Acceptance Notice, then each party shall choose an independent appraiser within twenty (20) days following the date of the Spousal Acceptance Notice and the appraisers so selected shall promptly select a third appraiser who shall determine the fair market value of Spouse's Units. The spouse and the remaining Individual Investors shall cause the third appraiser to deliver a final report regarding the appraised fair market value of the Spouse's Units within ninety (90) days following the Spousal Sale Notice. The determination of the third appraiser as to the value of the Spouse's Units shall be binding on both Spouse and the remaining Individual Investors. The costs of such appraisal shall be borne equally by the Spouse and the remaining Individual Investors. In the event the remaining Individual Investors do not give the Spousal Acceptance Notice to Spouse within (30) days following the date of the Spousal Sale Notice, then the LLC shall have the right to purchase all of Spouse's Units in their fair market value, determined in accordance with the appraisal procedure described above.

                  11.2.4 In the event a delay occurs in any appraisal procedure which is required to effect the sale of Units in the LLC, including the appraisal procedures described in Sections 11.2.1, 11.2.2, 11.2.3 and 11.3, which was not attributable to either the buying or selling parties, the sale of such Units shall be completed notwithstanding the delay.

         11.3 GOVERNMENT REGULATION. In the event that, in the opinion of counsel to the LLC, the referral of or billing for Medicare or any other patients to the Surgery Center by an Individual Investor becomes illegal or such counsel concludes that the receipt of cash distributions from the LLC by any Member will be found to be in violation of 42 U.S.C. Section 1320a-7b(b) (the Illegal Remuneration Prohibition in the Social Security Act) or any other statute or if the LLC is required to repurchase all outstanding Units in connection with a settlement of an enforcement action under the Illegal Remuneration Prohibition in the Social Security Act, or if the ownership of Units by any Member becomes illegal under applicable local, state or federal law, then the remaining Individual Investors shall have the first option to purchase all of the Units of each Member who is adversely affected or subject to such settlement in such proportion as the remaining Individual Investors shall determine in a written agreement to be developed and executed among the remaining Individual Investors. The purchase price for the Units shall be the fair market value of the Units determined in accordance with the following appraisal procedure. The Member and the remaining Individual Investors shall attempt to select a mutually agreed upon appraiser to determine the fair market value of the Member's Units. In the event that the Member and the remaining Individual Investors cannot agree upon an independent appraiser to determine the fair market value of the Member's Units within fifteen (15) days following the date on which Member has been informed that it is required to sell its Units (the "REQUIRED PURCHASE NOTICE DATE"), then each party shall choose an independent appraiser within twenty (20) days of the Required Purchase Notice Date and the appraisers so selected shall promptly select a third appraiser who shall determine the fair market value of the Member's Units. The remaining Individual Investors and Member shall cause the third appraiser to deliver a final report regarding the appraised fair market value of the Member's Units within ninety (90) days of the Required Purchase Date. The determination of the third appraiser as to the value of the Member's Units shall be binding on both the Member and the remaining Individual Investors. The costs of such appraisal shall be borne equally by the Member and the remaining Individual Investors. In the event the remaining Individual Investors do not give written notice to Member of their intent to purchase Member's Units within thirty (30) days following the Required Purchases Notice Date, then the LLC shall have the right to purchase all of the Member's Units at their then fair market value, determined in accordance with the appraisal described above. For purposes of this Section 11.3 only, the term "REMAINING INDIVIDUAL INVESTORS" shall mean those Individual Investors, who, in the opinion of counsel to the LLC, may legally remain Individual Investors.

         11.4 PAYMENT OF PURCHASE PRICE OF MEMBER'S UNIT. If the LLC purchases the Units of a Member herein pursuant to Section 11.2 or 11.3, the purchase price for the Units shall be determined as set forth above and payable in the manner hereinafter set forth.

                  11.4.1 All obligations, if any, of the selling Member to the LLC shall become immediately due and payable upon purchase of the Units. To the extent not previously taken into account pursuant to this Section 11.4, the purchase price shall be reduced by the amount of any such obligations.

                  11.4.2 The purchase price for the Units shall be paid in cash.

                  11.4.3 No payment other than those specifically provided for herein shall be due or payable with respect to the interest of the Member whose Units are being purchased. Any debt due by the LLC to the Member shall be payable according to its terms.

                  11.4.4 The closing of the LLC's purchase of the Units pursuant to this Section 11.4 shall be held at the principal office of the LLC within ninety (90) days following the giving of written notice to the Member of the election to purchase such Units. At the closing, the LLC shall pay, upon the terms specified hereinabove, the purchase price of such Member's Units to the Member after receiving appropriate releases and satisfactions.

         11.5 ADDITIONAL MEMBERS. The Members agree and acknowledge that it is the intent of the parties for the Hospital to remain the holder of at least 70% of the LLC's Units. During the eighteen (18) month period following the date of this Agreement: (i) the Individual Investors existing on the date of this Agreement shall make available to additional physicians on the active medical staff of the Hospital and the Surgery Center who have satisfied the 60-day probation period at the Surgery Center, on a pro rata basis, one-half of the Units owned by each Individual Investor existing on the date of this Agreement;
(ii) unless otherwise agreed to by the Hospital and upon Special Consent of the Individual Investors, the purchase price for such Units during such period shall be the same price paid by the Hospital for its Units on the date of this Agreement; and (iii) each additional physician shall be entitled to purchase at least one full Unit, if possible, based on number of additional physicians and available Units.

         11.6 FREE TRANSFERABILITY.  Notwithstanding any other provision of this
Article XI: (i) the Individual Investors shall be allowed to Transfer any or all of their Units in the LLC freely to any of the other Individual Investors and
(ii) at anytime after the eighteen (18) month period referred to in Section 11.5, additional physicians may be added to the LLC as Members and Individual Investors pursuant to Transfer(s) of Units from the then current Individual Investors to the additional physicians upon the approval of and pursuant to such terms and conditions as the Hospital (such approval not to be unreasonably withheld) and Individual Investors may so determine by Special Consent of the Individual Investors. This right shall not extend to the executor or administrator of a deceased Individual Investor or to the spouse of a divorced Individual Investor. Additionally, the Hospital shall be allowed to Transfer any or all of its Units in the LLC freely to any of its Affiliates (as that term is defined in Section 1.1.2 of this Agreement).

         11.7 CHANGE OF CONTROL OF HOSPITAL. In the event that a Change of Control (as defined below) occurs with respect to the Hospital, the Individual Investors shall have the right to require the Hospital or its successor-in-interest (or the designee of the Hospital or its successor-in-interest) to purchase their Units in the LLC. In the event that a Change of Control occurs with respect to the Hospital, the Hospital or its successor-in-interest shall have thirty (30) days to notify the Individual Investors that a Change of Control has occurred. The Individual Investors, within fifteen (15) days from the date of receipt of the notice from the Hospital or its successor-in-interest that a Change in Control has occurred, shall respond in writing to the Hospital or its successor-in-interest regarding whether they will require the purchase of their Units by the Hospital, its successor-in-interest, or the designee of the Hospital or its successor-in-interest. If the Individual Investors determine that the Hospital or its successor-in-interest (or the designee of the Hospital or its successor-in-interest) shall purchase their Units, such purchase transaction shall be closed within forty-five (45) days from the date on which the Hospital or its successor-in-interest receives written notice from the Individual Investors that it will be required to purchase the Units. If the Individual Investors decide to require the Hospital to purchase their Units, the purchase price for such Units shall be determined in accordance with the procedure that follows: First, a purchase price shall be determined for the Hospital, which price shall be equal to the purchase price for the Hospital set forth in the applicable transaction documents. If no such price is readily determinable, then the purchase price shall be determined jointly by the Hospital Managers and the Non-Hospital Managers. Following the determination of the purchase price for the Hospital, such purchase price shall be divided by the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Hospital for the twelve
(12) month period ending on the first day of the month preceding the month in which the Change of Control occurred to determine a purchase price "multiple". Such purchase price multiple shall then be multiplied by the EBITDA of the Surgery Center (determined in the same manner that the EBITDA of the Hospital was calculated ) in order to calculate a purchase price for the Surgery Center. The calculated purchase price for the Surgery Center shall then be divided by the number of Units of the LLC in order to determine a per-Unit price.

         "Change of Control", for purposes of the preceding paragraph, shall mean (i) a change in corporate membership of the Hospital to an entity other than an Affiliate of the Hospital; (ii) the sale of substantially all of the assets of the Hospital to an entity other than an Affiliate of the Hospital; or
(ii)the merger or consolidation of the Hospital with an entity other than an Affiliate of the Hospital, if after such merger or consolidation the surviving entity has the ability to appoint fifty percent (50%) or more of the board of directors of the Hospital.

         11.8 OPTIONAL CALL RIGHTS OF HOSPITAL. Any time after eighteen (18) months following the date of this Agreement, the Hospital shall, by written notice sent in accordance with Section 13.1, have the right to call from the Individual Investors as of the date of this Agreement on a pro rata basis, one-half the Units owned by each such Individual Investor to the extent that such Individual Investor did not sell one-half of his or her Units to additional physicians pursuant to Section 11.5 of this Agreement. If such Units are purchased prior to October 1, 2007, the purchase price shall be the price paid by the Hospital to buy its Units on the date of this Agreement. If the Hospital exercises its option to purchase the Units on or after October 1, 2007, the amount the Hospital shall pay for such Units shall be the fair market value of the Units, determined in accordance with the appraisal method set forth in
Section 11.3 hereof.

                                  ARTICLE XII.
                DISSOLUTION AND WINDING UP OF THE LLC'S EXISTENCE

         12.1 TERM. The term of the LLC shall continue until earlier terminated in accordance with the provisions of this Agreement or the Act.

         12.2 DISSOLUTION. The LLC shall be dissolved upon the first to occur of the following:


                  (a) The approval of the Members holding at least seventy percent (70%) of the Units at a meeting held for such purpose;

                  (b) By order of a court with jurisdiction over the LLC;

                  (c) By action of the  Secretary of State of the State of Ohio;
         or

                  (d) Upon the withdrawal of a Member unless the remaining Member or Members holding no less than a majority of the Units of the remaining Members vote to continue the existence of the LLC.

         12.3 DISSOLUTION PROCEDURES. In the event of the dissolution of the LLC, the Managers shall commence to wind up the affairs of the LLC pursuant to the provisions regarding dissolution set forth in the Act.

         12.4 DISTRIBUTION ON DISSOLUTION. Upon dissolution of the LLC, all LLC assets remaining after payment of LLC creditors shall be distributed to the Members as provided in Section 5.8.

                                 ARTICLE XIII.
                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given three (3) business days after mailing if sent by United States mail, postage prepaid, addressed.

         (a) in the case of the LLC, to its principal office;

                  (b) in the case of a Manager, to his business or residential address as on record with the LLC;

                  (c) in the case of any Member, to the address set forth on EXHIBIT A; or to such address as any Member may specify in writing to the LLC.

         13.2 INTEGRATION. This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, among and between the Members relating to the subject matter hereof.

         13.3 APPLICABLE LAW. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

         13.4 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

         13.5 BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, executors, administrators, successors, transferees and assigns.

         13.6 AMENDMENT. This Agreement may be amended from time to time as set forth in Section 6.10.


         13.7 COMPLIANCE WITH LAWS. The Members hereto have made reasonable efforts to ensure that this Agreement complies with all applicable laws, including without limitation, the health care laws under 42 U.S.C. ss. 1320a-7b(b) (the "Anti-Kickback Statute") and 42 U.S.C. ss. 1395nn (the "Stark"). The Members acknowledge that interpretations of law may change over time. Accordingly, if at any time a party to this Agreement believes in good faith based upon the opinion of reputable health care counsel that this Agreement or the performance by any of the parties hereto of its obligations under this Agreement violates any law or regulation that could impair a party's or the LLC's ability to participate in any state or federal reimbursement program, then that party, may, upon written notice, require the other Members to enter into good faith negotiations to renegotiate the affected term(s) of this Agreement.

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                            UNION HOSPITAL

                            By:    /S/ EUGENE A. THORN
                                  -----------------------------------------

                            Its:    VP FINANCE
                                  -----------------------------------------


                                  [Signatures Continued on Following Page]

                     Signature Page for Individual Investors

         The following undersigned Individual Investors, hereby each acknowledge that he or she has reviewed the final version of the Amended and Restated Operating Agreement of Tuscarawas Ambulatory Surgery Center, L.L.C., dated as of October 1, 2005, to which this signature page is attached, and by his or her signature below, agrees to be bound thereby.

/S/ SCOTT HOLDER, M.D.            /S/ DANIEL CLEMENS, M.D.
---------------------------       -----------------------------
Scott Holder, M.D.                Daniel Clemens, M.D.


/S/ THOMAS TEATER, M.D.           /S/ ROBERT LEVITT, M.D.
---------------------------       -----------------------------
Thomas Teater, M.D.               Robert Levitt, M.D.


/S/ JAMES MCQUILLAN, M.D.         /S/ MATTHEW PHILLIPS, M.D.
---------------------------       -----------------------------
James McQuillan, M.D.             Matthew Phillips, M.D.


/S/ BLAIR HOLDER, M.D.            /S/ RICHARD RANSOM, D.P.M.
---------------------------       -----------------------------
Blair Holder, M.D.                Richard Ransom, D.P.M.


/S/ MAUREEN MAY, M.D.
---------------------------
Maureen May, M.D.

                                    EXHIBIT A


Union Hospital                                 Maureen May, M.D.
659 Boulevard                                  340 Oxford Street
Dover, Ohio 44622                              Dover, OH  44622
Number of Units: 73.5                          Number of Units: 4.32
Percentage Interests: 70%                      Percentage Interests: 4.12%

Scott Holder, M.D.                             Daniel Clemens, M.D.
205 Hospital Drive                             Address: 340 Oxford Street
Dover, OH  44622                               Suite 340
Number of Units: 1.54                          Dover, OH  44622
Percentage Interests: 1.47%                    Number of Units: 4.32
                                               Percentage Interests: 4.12%
Thomas Teater, M.D.
205 Hospital Drive                             Robert Levitt, M.D.
Dover, OH  44622                               340 Oxford Street, Suite 220
Number of Units: 1.54                          Dover, OH  44622
Percentage Interests: 1.47%                    Number of Units: 2.93
                                               Percentage Interests: 2.79%
James McQuillan
205 Hospital Drive                             Richard Ransom, DPM
Dover, OH  44622                               2620 North Wooster Avenue
Number of Units: 1.54                          Dover, OH  44622
Percentage Interests: 1.47%                    Number of Units: 2.93
                                               Percentage Interests: 2.79%
Blair Holder, M.D.
300 Medical Park Drive                         Matthew Phillips, M.D.
Suite 205                                      Address: 340 Oxford Street
Dover, OH  44622                               Suite 220
Number of Units: 2.10                          Dover, OH  44622
Percentage Interests: 3.24%                    Number of Units: 8.96
                                               Percentage Interests: 8.53%